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                                                                     Exhibit 3.1

                                                                  EXECUTION COPY





                              AMENDED AND RESTATED

                            LIMITED LIABILITY COMPANY

                               OPERATING AGREEMENT

                                       OF

                               INSTINET GROUP LLC


            This AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT (the "Agreement") of Instinet Group LLC (the "Company"), dated as of September 5, 2000, by and among Reuters C Corp. (formerly Instinet Corporation) (the "Initial Member"), a Delaware corporation, and Reuters Holdings Switzerland SA ("RHSSA"), a Swiss corporation, and in the event any other parties are admitted to membership, such other parties who shall execute this Agreement by subscribing their names as members to the signature page hereof (each a "Member," and collectively, the "Members"). This Agreement replaces and supersedes the Limited Liability Company Agreement of the Company (the "Original Agreement"), dated as of June 27, 2000, in its entirety.

                                   WITNESSETH:

            WHEREAS, the Initial Member formed the Company pursuant to the provisions of the Delaware Limited Liability Company Act, as amended (the "Act");

            WHEREAS, following the formation of the Company, RHSSA was admitted as a Member of the Company;

            NOW, THEREFORE, the Members intending to be legally bound hereby agree as follows:



                                    ARTICLE I

                                   DEFINITIONS

            1.01.  Certain Definitions.  As used herein:

            "Act" shall have the meaning specified in the recitals.

            "Agreement" shall have the meaning specified in the preamble.

            "Assistant Secretaries" shall have the meaning specified in Section 6.01.

            "Assistant Treasurers" shall have the meaning specified in Section 6.01.

            "Board" shall have the meaning specified in Section 5.01(a).
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            "Board Amendments" shall have the meaning specified in Section
10.06.

            "Capital Account" shall have the meaning specified in Section 3.02.

            "Capital Contribution" shall have the meaning specified in Section 3.01.

            "Certificate" shall have the meaning specified in Section 2.01.

            "Chairman" shall have the meaning specified in Section 6.01.

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Company" shall have the meaning specified in the preamble.

            "Director" shall mean a member of the Board.

            "Fiscal Year" shall have the meaning specified in Section 7.02.

            "Initial Member" shall have the meaning specified in the preamble.

            "Member" and "Members" shall have the meaning specified in the preamble.

            "Original Agreement" shall have the meaning specified in the preamble.

            "Person" shall mean any individual, partnership, corporation, limited liability company, unincorporated organization or association, trust (including the trustees thereof in their capacity as such) or other entity (including any governmental entity), whether organized under the laws of (or, in the case of individuals, resident in) the United States (or any political subdivision thereof) or any foreign jurisdiction.

            "President" shall have the meaning specified in Section 6.01.

            "RHSSA" shall have the meaning specified in the preamble.

            "Secretary" shall have the meaning specified in Section 6.01.

            "Share of Common Stock" shall have the meaning specified in Section 2.06.

            "Transfer" shall mean any sale, exchange, transfer, assignment, pledge or other disposition of all or any portion of, or any interest in, Shares of Common Stock.

            "Treasurer" shall have the meaning specified in Section 6.01.

            "Vice Chairman" shall have the meaning specified in Section 6.01.

            "Vice Presidents" shall have the meaning specified in Section 6.01.

                                   ARTICLE II


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                                  ORGANIZATION

            2.01. Name; Formation of the Company. The name of the Company shall be "Instinet Group LLC." The Initial Member has executed and caused to be filed with the Secretary of State of the State of Delaware the Certificate of Formation (the "Certificate") of the Company on June 27, 2000.

            2.02. Principal Place of Business. The Company shall have its principal office at 875 Third Avenue, New York, N.Y. 10022, and may establish such other offices or places of business for the Company as the Board may deem appropriate.

            2.03 Registered Agent. The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801; and the name and address of the registered agent of the Company in the State of Delaware upon whom process may be served is Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801.

            2.04. Purposes of the Company. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

            2.05. Term of the Company. The existence of the Company commenced as of the date the Certificate was filed with the Secretary of State of the State of Delaware and shall continue until dissolution thereof in accordance with the provisions of the Certificate or this Agreement.

            2.06. Names, Addresses and Shares of Common Stock. The names and addresses of the Members, and each Member's limited liability interests in the Company (each such interest, a "Share of Common Stock") are as reflected on Schedule B attached hereto and by this reference made a part hereof as if set forth fully herein. Shares of Common Stock shall be adjusted, and Schedule B shall be amended, in proportion to Capital Contributions.

            2.07. Certificates of Shares of Common Stock. (a) Upon written request by any Member, such Member shall be entitled to receive a certificate signed by or in the name of the Company by the Chairman or Vice Chairman of the Board, if any, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Company, certifying the number of Shares of Common Stock owned by such Member. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

            (b) The Company may issue a new certificate of Shares of Common Stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed,


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and the Company may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

            2.08. Seal. The Company may have a seal which shall have the name of the Company inscribed thereon and shall be in such form as may be approved from time to time by the Board. Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

            2.09. Limitation of Liability. The liability of each Member and employee of the Company to third parties for obligations of the Company shall be limited to the fullest extent provided in the Act and other applicable law.

                                   ARTICLE III

         CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS; ALLOCATIONS; TRANSFERS

            3.01. Capital Contributions. The Initial Member and RHSSA made contributions of capital to the Company (each contribution made to the Company before or after the date hereof, a "Capital Contribution") in the amount shown on Schedule B to this Agreement. Hereafter, the Members shall make additional Capital Contributions as they deem necessary or appropriate. Schedule B shall be amended from time to time to the extent necessary to reflect accurately such additional Capital Contributions. Interest shall not accrue on any Capital Contribution and no Member shall have the right to withdraw or be repaid any Capital Contribution except as provided in this Agreement.

            3.02. Capital Accounts. Capital accounts shall be maintained for the Members in accordance with U.S. Treasury Regulation section 1.704-1(b)(2)(iv), and shall be adjusted to take account of property revaluations in accordance with U.S. Treasury Regulation section 1.704-1(b)(2)(iv)(f) (each such account, a "Capital Account").

            3.03. Profits and Losses. (a) All Company items of income, loss, gain and deduction shall be allocated among the Members in proportion to their Shares of Common Stock.

            (b) Allocations of income, gain, loss, deduction and credit for U.S. federal, state and local tax purposes shall be made in a manner consistent with the allocation of the corresponding items of income, loss, gain and deduction as set forth in Section 3.03(a) and as is required to comply with Section 704 of the Code and the U.S. Treasury Regulations promulgated thereunder.

            3.04. Restrictions on Transfers. No Member may Transfer all or any portion of its Shares of Common Stock at any time without the consent of the Board. Any Person desiring to become a substitute Member shall be required to execute a counterpart of this Agreement, thereby evidencing such transferee's agreement to be bound by all of the terms hereof. Upon the admission of any substituted Member, this Agreement (including, without limitation, Schedule B) shall be amended to reflect the membership interest of such Member and otherwise the terms of such Person's participation in the Company.


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                                   ARTICLE IV

                                     MEMBERS

            4.01. Annual Meetings. An annual meeting of Members shall be held for the election of Directors at such date, time and place either within or without the State of Delaware as may be designed by the Board from time to time. Any other proper business may be transacted at the annual meeting.

            4.02. Special Meetings. Special meetings of Members may be called at any time by the Chairman, if any, the Vice Chairman, if any, the President or the Board, to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting.

            4.03. Notice of Meetings. Whenever Members are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each Member entitled to vote at such meeting.

            4.04. Adjournments. Any meeting of Members, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting.

            4.05. Quorum. At each meeting of Members, except where otherwise provided by law or this Agreement, the holders of a majority of the Shares of Common Stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. In the absence of a quorum, the Members so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 4.04 until a quorum shall attend. Any Shares of Common Stock belonging on the record date for the meeting to the Company or to another Person in which the Company, directly or indirectly, holds a majority of the voting securities entitled to vote in the election of directors of such other Person or which the Company otherwise has ability to control, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Company to vote securities, including but not limited to the Shares of Common Stock, held by it in a fiduciary capacity.

            4.06. Organization. Meetings of Members shall be presided over by the Chairman, if any, or in the absence of the Chairman by the Vice Chairman, if any, or in the absence of the Vice Chairman by the President, or in the absence of the President by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board, or in the absence of such designation by a chairman chosen at the meeting. The Secretary, or in the


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absence of the Secretary an Assistant Secretary, or in their absence the Person appointed by the chairman of the meeting to act as secretary of the meeting, shall act as secretary of the meeting.

            4.07. Voting; Proxies. Unless otherwise provided in this Agreement, each Member entitled to vote at any meeting of Members shall be entitled to one vote for each Share of Common Stock held by such Member which has voting power upon the matter in question. Each Member entitled to vote at a meeting of Members or to express consent or dissent to any action in writing without a meeting may authorize another person or persons to act for such Member by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Member may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary. Voting at meetings of Members need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the Shares of Common Stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of Members for the election of Directors, a plurality of the votes cast shall be sufficient to elect. With respect to other matters, unless otherwise provided by law or by this Agreement, the affirmative vote of the holders of a majority of the Shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the Members; provided that (except as otherwise required by law or by this Agreement) the Board may require a larger vote upon any such matter.

            4.08. Fixing Date for Determination of Members of Record. In order that the Company may determine the Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or to express consent to any action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of Shares of Common Stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed: (a) the record date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining Members entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed; and (c) the record date for determining Members for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of Members of record entitled to notice of or to vote at a meeting of Members shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

            4.09. List of Members Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of Members, a complete list of the Members entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Member and the number of shares registered in the name of each Member. Such list shall be open to the examination of any Member, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where


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the meeting is to be held, which place shall be specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any Member who is present.

            4.10. Consent of Members in Lieu of Meeting. Any action required by law to be taken at any annual or special meeting of Members, or any action which may be taken at any annual or special meeting of such Members, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding Shares of Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Shares of Common Stock entitled to vote thereon were present and voted. Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to those Members who have not consented in writing.

            4.11. Dealing with Members. The fact that any Member or any affiliate of a Member is directly or indirectly interested in or connected with any Person employed by the Company to render or perform a service, or from which or to whom the Company may buy or sell any property, shall not prohibit the Company from employing or dealing with such Person.

                                    ARTICLE V

                               BOARD OF DIRECTORS

            5.01. Management by the Board of Directors. (a) Except as otherwise specifically limited by law or this Agreement, the business and affairs of the Company shall be managed by or under the direction of a board of directors (the "Board") of the Company. Except as expressly authorized in writing by the Board or this Agreement, no Member or Director and no officer, employee, or agent of any Member, shall directly or indirectly act as agent of the Company for any purpose, engage in any transaction, make any commitment, enter into any contract or incur any obligation in the name of the Company or in any other way hold itself out as acting for or on behalf of the Company, and a Member shall be obligated to indemnify the Company for any costs or damages incurred by the Company as a result of the unauthorized action of such Member or any officer, employee or agent of such Member. Any attempted action in contravention of the preceding sentence shall be null and void ab initio, and not binding upon the Company, unless ratified or authorized in writing by the Board.

            (b) The Board shall consist of one or more members, the number thereof to be determined from time to time by the Board. The initial Board shall consist of seven Directors.

            (c) The Board may delegate, in writing, such powers and authority to the officers of the Company as are appropriate to facilitate the operations and related business activities of the Company, consistent with the terms of this Agreement. The officers of the Company shall exercise such delegated powers and authority in a manner consistent with the policies adopted from time to time by the Board. The Board shall retain the right to revoke any delegation granted hereunder at any time and to reverse or overrule (if possible) any action taken by an officer of the Company pursuant to delegated authority.


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            5.02. Election; Term of Office; Removal; Resignation; Vacancies. (a)
The members of the Board shall be elected in accordance with Section 4.07.

            (b) Each Director shall hold office for a three-year term, until the third annual meeting of Members succeeding his or her election and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation or removal as provided in this Agreement; provided that in no event shall any Director who is not also an officer of the Company serve as a Director for more than two consecutive three-year terms.

            (c) Any Director or the entire Board may be removed, with cause, by action of the holders of a majority of the Shares of Common Stock entitled to vote at the time of such removal.

            (d) Any Director may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified therein, at the time of its receipt by the Chairman or the Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so expressly provided in the resignation.

            (e) Vacancies and newly created directorships resulting from any increase in the authorized number of Directors shall be filled by a majority of the Directors then in office, although less than a quorum, or by the sole remaining Director.

            5.03. Regular Meetings. Regular meetings of the Board may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined, notice thereof need not be given.

            5.04. Special Meetings. Special meetings of the Board may be held at such time and place within or without the State of Delaware whenever called by the Chairman, if any, by the Vice Chairman, if any, by the President, any Vice President or by any two Directors. Reasonable notice thereof shall be given by the Person or Persons calling the meeting pursuant to this Section 5.04.

            5.05. Participation in Meetings by Conference Telephone Permitted. Meetings of the Board or of any committee designated by the Board may be held by telephone or any other communications equipment by means of which all Persons participating in the meeting can simultaneously hear each other, and a meeting pursuant to this Section 5.05 (c) shall constitute presence in person at such meeting.

            5.06. Organization. Meetings of the Board shall be presided over by the Chairman, if any, or in the absence of the Chairman by the Vice Chairman, if any, or in the absence of the Vice Chairman by the President, or in their absence by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary or any Assistant Secretary, the chairman of the meeting may appoint any Person to act as secretary of the meeting.

            5.07. Voting, Quorum, Interested Directors. (a) Each Director shall be entitled to cast one vote.


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            (b) At all meetings of the Board, the presence of one-third of the entire Board shall constitute a quorum for the transaction of such business and, unless otherwise required by law or by any provision of this Agreement, decisions shall be taken by a majority vote of the Directors present at such meeting. In case at any meeting of the Board a quorum shall not be present, the Directors that are present at such meeting may adjourn the meeting from time to time until a quorum shall attend.

            (c) No contract or transaction between the Company and one or more of its Directors or officers, or between the Company and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Members entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Members; or
(3) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the Members. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

            5.08. Compensation. The Board shall have the authority to fix the compensation of Directors.

            5.09. Committees. (a) The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Certificate, adopting an agreement of merger or consolidation, recommending to the Members the sale, lease or exchange of all or substantially all of the Company's property and assets, recommending to the Members a dissolution of the Company or a revocation of dissolution, or removing or indemnifying Directors; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of Shares of Common Stock.


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            (b) Unless the Board otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to this Article V.

            5.10. Action Without a Meeting. Any action which may be taken by Directors under this Agreement may be taken without a meeting if all members of the Board or of a committee of the Board, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                   ARTICLE VI

                                    OFFICERS

            6.01. Officers; Election. As soon as practicable after the annual meeting of Members in each year, the Board shall elect a president (the "President") of the Company and a secretary (the "Secretary") of the Company, and may, if it so determines, elect from among its members a chairman (the "Chairman") of the Board and a vice chairman (the "Vice Chairman") of the Board. The Board may also elect one or more vice presidents (the "Vice Presidents"), one or more assistant vice presidents, one or more assistant secretaries (the "Assistant Secretaries"), a treasurer (the "Treasurer") and one or more assistant treasurers (the "Assistant Treasurers") and such other officers as the Board may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same Person. No officer need be a resident of the State of Delaware or of the United States of America.

            6.02. Term of Office; Removal; Resignation; Vacancies. (a) Except as otherwise provided in the resolution of the Board electing any officer, each officer shall hold office until the first meeting of the Board after the annual meeting of Members next succeeding his or her election, and until his or her successor shall be duly elected and qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. The election of an officer by the Board shall not by itself create any contractual rights between such officer and the Company. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

            (b) Any officer may be removed as such, either with or without cause, by the Board at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Company.

            (c) Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Board or the Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so expressly provided in the resignation.


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            (d) Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting.

            6.03. Powers and Duties. The officers of the Company shall have such powers and duties in the management of the Company as shall be stated in this Agreement or in a resolution of the Board which is not inconsistent with this Agreement and to the extent not so stated, as generally pertain to their respective offices, subject to control of the Board. The Secretary shall have the duty to record the proceedings of the meeting of Members, the Board and any committees of the Board in a book kept for that purpose. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

                                   ARTICLE VII

                     BOOKS, FISCAL YEAR; TAX CLASSIFICATION

            7.01. Administrative Services, Books, Records and Reports. (a) The Board shall cause to be performed all general and administrative services on behalf of the Company in order to assure that complete and accurate books and records of the Company are maintained at the Company's principal place of business showing the names, addresses and interests in the Company of each of Members of the Company, all receipts and expenditures, assets and liabilities, profits and losses, and all other records necessary for recording the Company's business and affairs.

            (b) Any records maintained by the Company in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device; provided that the records so kept can be converted into clearly legible form within a reasonable time. The Company shall so convert any records so kept upon the request of any person entitled to inspect the same.

            7.02. Fiscal Year. The fiscal year of the Company for financial reporting and for U.S. federal income tax purposes (the "Fiscal Year") shall end on the thirty-first (31st) day of December in each year or on the date of dissolution of the Company; provided that the first Fiscal Year of the Company shall commence on June 27, 2000 and shall end on December 31, 2000. The Fiscal Year of the Company may be changed at any time, and from time to time, by the Board.

            7.03. Tax Classification. The Members recognize and intend that the Company will be classified as a partnership for U.S. federal income tax purposes, and neither the Members nor the Company will take any position (on a tax return or otherwise) inconsistent with such characterization.

            7.04. Tax Matters Partner. For so long as the Company is subject to U.S. federal income taxation as a partnership, the Initial Member shall be the "tax matters partner" of the Company within the meaning of Section 6231(a)(7) of the Code. The tax matters partner shall take such action as may be necessary to cause each other Member to become a "notice partner" within the meaning of
Section 6223. The tax matters partner may not take any action contemplated by Sections 6222 through 6232 of the Code in its capacity as tax matters partner without the consent of each of the Members. The tax matters partner shall be responsible for notifying all Members of on-going tax proceedings, both administrative and judicial, and will, in consultation with the other Members, represent the Company throughout any such proceeding. Any settlement agreement with the Internal Revenue Service will be binding upon the Members only as provided in the Code. The tax matters partner will not bind any other Member to any extension of the statute of limitations or to a settlement agreement without such Member's written consent. The tax matters partner shall be responsible for making, in consultation with the other Members, all U.S. federal income tax elections (including under Section 751 of the Code).

                                  ARTICLE VIII

                                  DISTRIBUTIONS

            8.01. Distributions. Distributions shall be made at such time and in such amount as determined by the Board and shall be allocated among the Members in proportion to their Shares of Common Stock.

            8.02. Restoration of Funds. Except as otherwise provided by law, no Member shall be required to restore to the Company any funds properly distributed to it pursuant to Section 8.01.

            8.03. Distribution Limitations. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its Shares of Common Stock if such distribution would violate the Act or other applicable law or breach any contract or agreement to which the Company is a party.

            8.04. Liquidation. In the event of any sale or other disposition of all or substantially all of the assets of the Company, the Company shall be dissolved and the proceeds of such sale or other disposition shall be distributed to the Members in liquidation as provided in Article IX.

                                   ARTICLE IX

                           DISSOLUTION AND LIQUIDATION

            9.01. Dissolution. The Company shall be dissolved on any date specified for dissolution by the Board or following the occurrence of an event requiring the Company to be dissolved and its affairs wound up under the Act.

            9.02. Winding up Affairs and Distribution of Assets. If an event occurs that results in a dissolution of the Company, then the Board shall proceed as promptly as practicable to wind up the affairs of the Company and distribute the assets thereof or appoint one or more liquidators to do so; provided that the assets of the Company shall be liquidated in an orderly and businesslike manner so as not to obtain less than fair value therefor. The appointment of any one or more liquidators may be revoked, or a successor or additional liquidator or liquidators may be appointed, by the Board. A final accounting shall be made by the Board or by a liquidator or liquidators so appointed, and the accountants of the Company shall review the final accounting and shall render their opinion with respect thereto. As part of the winding up of the affairs of the Company, the following steps shall be taken in the following order:

            (a) The assets of the Company shall either be sold or, with the consent of the Members, some or all of the assets of the Company may be retained by the Company for distribution to the Members as hereinafter provided;

            (b)   The assets of the Company shall be distributed as follows:

            (i) First, to creditors of the Company, including any Members that are creditors, to the extent otherwise permitted by law, in satisfaction of debts, liabilities and obligations of the Company (whether by payment or establishment of reserves) other than liabilities for distributions to the Members under Section 18-601 or 18-604 of the Act;

            (ii) Second, to the Members in satisfaction (whether by payment or establishment of reserves) of liabilities of the Company under Section 18-601 or 18-604 of the Act; and

            (iii) Third, to the Members in proportion to their positive Capital Account balances.

            (c) The Certificate shall be canceled upon dissolution and completion of winding up of the Company, as provided in the Act.

                                    ARTICLE X

                                  MISCELLANEOUS

            10.01. Notices. Any and all notices or other communications permitted or required to be delivered or given under this Agreement shall be in writing and signed by the party giving such notice or other communication and shall be sent by telecopy or similar means of simultaneous transmission and receipt or shall be delivered personally, or sent by registered or certified mail, postage prepaid to: if to the Company, at Instinet Group LLC, 875 Third Avenue, New York, NY, Attention: Paul Merolla; if to a Member, at the address set forth on Schedule A, or, in each case at such other address as may be supplied by written notice given in conformity with the terms of this Section
10.01. In the case of personal delivery, the date of personal delivery or, in the case of telecopy or similar means of simultaneous transmission and receipt, the date of transmission or, in the case of mailing, the date of receipt, as the case may be, shall be the date of the delivery or giving of such notice.

            10.02. Successors and Assigns. Subject to the restrictions on transfer set forth herein, this Agreement, and each and every provision hereof, shall be binding upon and shall inure to the benefit of the Members, their successors, successors-in-title, executors, administrators, Directors, heirs and assigns. Each and every successor-in-interest to the Members, whether such successor acquires such interest by way of gift, purchase, foreclosure or by any other method, shall hold such interest subject to all of the terms and provisions of this Agreement.

            10.03. Title to Company Property. All property and assets owned by the Company, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company as an entity and the Members, individually, shall not have any ownership of such property and assets. The Company may hold any of its assets and properties in the name of the Company or in a "street name" or in the name of a nominee of the Company, which nominee may be one or more individuals, corporations, partnerships, trusts or other entities.

            10.4. Indemnification of Directors, Officers and Employees. (a) The Company shall indemnify to the fullest extent permitted by law any Person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such Person or such Person's testator or intestate successor is or was a Director, officer or employee of the Company or serves or served at the request of the Company as a director, officer or employee of any other enterprise; provided that this provision shall not eliminate or limit the liability of a Person for (1) any breach of the duty of loyalty to the Company or to the Members, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (3) any transaction from which such Person derived an improper personal benefit.

            (b) For purposes of Section 10.04(a), the term "Company" shall include any predecessor of the Company and any constituent enterprise (including any constituent of a constituent) absorbed by the Company in a consolidation or merger; the term "enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Company" shall include service as a Director, officer or employee of the Company which imposes duties on, or involves services by, such Director, officer of employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes imposed assessed on a Person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a Person with respect to an employee benefit plan which such Person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Company.

            (c) The foregoing indemnification provisions shall not preclude any other rights to which the Persons indemnified hereunder may be entitled under any applicable statute, agreement, decision of the Board or otherwise, nor shall the foregoing preclude the Company from purchasing and maintaining insurance on behalf of any indemnified Person against liability which may be asserted against or incurred by such Person in such capacity, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of this Section 10.04. Expenses incurred in connection with any proceeding may be advanced by the Company prior to final disposition of such proceeding upon receipt of an undertaking by or on behalf of the indemnified Person to repay such amount if it shall be determined ultimately that the indemnified Person is not entitled to be indemnified under or pursuant to this
Section 10.04.

            10.05. Headings, etc. The headings in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural.

            10.06. Amendments. This Agreement may be amended by the Board (the "Board Amendments"); provided that the Members entitled to vote, in accordance with the provisions of Article IV, may (i) make any additional, modifying or substitute amendments to any Board Amendment and (ii) amend any provisions of this Agreement whether or not such provisions were originally adopted by action of the Members.

            10.07. GOVERNING LAW; SEVERABILITY OF PROVISIONS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. IF ANY PROVISION OF THIS AGREEMENT SHALL BE HELD TO BE INVALID, THE REMAINDER OF THIS AGREEMENT SHALL NOT BE AFFECTED THEREBY.

            IN WITNESS WHEREOF, the undersigned Members have executed this Amended and Restated Limited Liability Company Operating Agreement of Instinet Group LLC as of the day and year first above written.


                              REUTERS C CORP.


                              By: /s/ Paul A. Merolla
                                  ___________________________________________
                              Name: Paul A. Merolla
                              Title: Secretary

                              REUTERS HOLDINGS SWITZERLAND SA


                              By: /s/ Jean-Claude Marchand
                                  ___________________________________________
                              Name: Jean-Claude Marchand
                              Title: Director

                                   SCHEDULE A

                         NAMES AND ADDRESSES OF MEMBERS


Name                                          Address

Reuters C Corp.                               875 Third Avenue,
                                              New York, NY 10022
                                              Attention: Paul Merolla

Reuters Holdings Switzerland SA               153 Route de Thonon
                                              1245 Collonge-Bellerive
                                              Geneva, Switzerland
                                              Attention: Ian Kleinman

                                   SCHEDULE B

    CAPITAL CONTRIBUTIONS AND SHARES OF COMMON STOCK ON SEPTEMBER 5, 2000


 Name                   Capital Contributions         Total Number of Shares of
 ----                   ---------------------         -------------------------
                                                                   Common Stock
                                                                   ------------
Reuters C Corp.                $2,813,700,000                  169,268,769
Reuters Holdings                 $167,300,000                   10,064,564
Switzerland SA